UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

July 18, 2005

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12130 State Highway 3, Building 1

Webster, Texas 77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This filing describes reclassifications which SPACEHAB, Incorporated (the “Company”) will be making in the course of restating the Company’s Statements of Cash Flows for its fiscal year ended June 30, 2003 and its third fiscal quarter ended March 31, 2005. The Company is unaware of any evidence that the reclassifications are due to any material noncompliance by the Company as a result of misconduct with any financial reporting requirement under the securities laws. The reclassifications described in this filing will only affect the Company’s consolidated Statements of Cash Flows and will have no impact on revenue, income from operations, net income, or covenants under its credit facility or other debt instruments.

Following a review of its accounting policy and in consultation with the Company’s current independent registered public accounting firm, Grant Thornton LLP, and its independent registered public accounting firm for its fiscal year ended June 30, 2003, Ernst & Young LLP, the Audit Committee of the Company’s Board of Directors (“Audit Committee”) and authorized officers of the Company have determined that the Company incorrectly classified $17.7 million in insurance proceeds received during the Company’s fiscal third quarter of 2003 relating to the loss of the Company’s research double module and $8.2 million received during its second fiscal quarter of 2005 as operating cash flows and has reclassified these amounts as investing cash flows. As a result, on July 18, 2005, the Audit Committee and authorized officers concluded that the Company’s previously filed financial statements for the fiscal year ended June 30, 2003 and third fiscal quarter ended March 31, 2005 should and will be restated.

The restatement will reduce operating cash flows and increase investing cash flows by $17.7 million for fiscal year 2003 and by $8.2 for the nine-month period ended March 31, 2005. The Company will amend the appropriate filings with the Securities and Exchange Commission to include the restated Statements of Cash Flows. As a result of the restatement, the fiscal year 2003 the Statements of Cash Flows and Statements of Cash Flows for the nine months ended March 31, 2005 contained in the Company’s prior filings with the SEC should no longer be relied upon.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document
99.1	Press Release dated July 20, 2005 announcing the Company’s restatement of its Statements of Cash Flows for the fiscal year ended June 30, 2003 and nine months ended March 31, 2005

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

July 19, 2005	By:	/s/ Nicholas G. Morgan
Nicholas G. Morgan
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated July 20, 2005